UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

January 12, 2012

TNP Strategic Retail Trust, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-54376	90-0413866
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 Main Street, Suite 700

Irvine, California 92614

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (949) 833-8252

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Amendment to Advisory Agreement

As previously disclosed, TNP Strategic Retail Trust, Inc. (the “Company”), TNP Strategic Retail Operating Partnership, LP, the Company’s operating partnership (the “Operating Partnership”), and TNP Strategic Retail Advisor, LLC (the “Advisor”) are party to an Amended and Restated Advisory Agreement, dated as of August 7, 2010 (as amended, the “Advisory Agreement”), which provides for, among other matters, the management of the Company’s and the Operating Partnership’s day-to-day activities by the Advisor.

On January 12, 2012, the Company, the Operating Partnership and the Advisor entered into Amendment No. 2 to the Advisory Agreement (the “Amendment”), effective as of January 1, 2012, in order to provide for the payment of a financing coordination fee by the Company to the Advisor in an amount equal to 1.0% of any amount financed or refinanced by the Company or the Operating Partnership.

The material terms of the Amendment described herein are qualified in their entirety by the Advisory Agreement Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

10.1	Amendment No. 2 to Amended and Restated Advisory Agreement, dated as of January 12, 2012 and effective as of January 1, 2012, by and among TNP Strategic Retail Trust, Inc., TNP Strategic Retail Operating Partnership, LP and TNP Strategic Retail Advisor, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TNP STRATEGIC RETAIL TRUST, INC.

Date: January 13, 2012	By:	/s/ James Wolford
James Wolford
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

10.1	Amendment No. 2 to Amended and Restated Advisory Agreement, dated as of January 12, 2012 and effective as of January 1, 2012, by and among TNP Strategic Retail Trust, Inc., TNP Strategic Retail Operating Partnership, LP and TNP Strategic Retail Advisor, LLC